UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 15, 2004

AIMCO PROPERTIES, L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-24497	84-1275621

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or	File Number)	Identification No.)
organization)

4582 SOUTH ULSTER STREET PARKWAY
SUITE 1100, DENVER, CO 80237

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 757-8101

NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
ITEM 9.01. Financial Statements and Exhibits.
SIGNATURE

ITEM 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     AIMCO Properties, L.P. (“Aimco OP”) and Peter K. Kompaniez announce that effective October 15, 2004, Mr. Kompaniez resigned as Vice Chairman of Board of Directors (the “Board”) of AIMCO-GP, Inc., the general partner of Aimco OP and from the AIMCO-GP, Inc. Board generally. Mr. Kompaniez has also resigned from the board of Apartment Investment and Management Company (“Aimco”). Aimco’s press release announcing Mr. Kompaniez’s resignation from the Aimco board, his appointment as Division Vice President of Aimco’s California Regional Operating Center, and the election of Michael A. Stein to the Aimco board is attached hereto as Exhibit 99.1.

     To fill the vacancy created by Mr. Kompaniez’s resignation, the Board of AIMCO-GP, Inc. has elected Paul J. McAuliffe. Mr. McAuliffe joined the Board of AIMCO-GP, Inc. on October 15, 2004 immediately following the effectiveness of Mr. Kompaniez’s resignation. Mr. McAuliffe is currently the Executive Vice President and Chief Financial Officer of Aimco and AIMCO-GP, Inc.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are filed with this report:

	Exhibit Number	Description

	99.1	Aimco Press Release dated October 15, 2004 (Exhibit 99.1 to Aimco’s Current Report on Form 8-K, dated October 15, 2004, is incorporated herein by reference).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 15, 2004

AIMCO PROPERTIES, L.P. By: AIMCO-GP, Inc., its general partner
/s/ Miles Cortez
Miles Cortez
Executive Vice President, General Counsel and Secretary